Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Matthew Shepherd

678-942-2683

mshepherd@netbank.com

NetBank, Inc. Announces Change in Executive Leadership

Douglas K. Freeman Steps Down as Chairman and CEO;

Board Names Steven F. Herbert as CEO and Director

ATLANTA (October 3, 2006) — NetBank, Inc. (NASDAQ: NTBK), a diversified financial services provider and parent company of NetBank®, (www.netbank.com), is announcing that Douglas K. Freeman, its chairman and chief executive officer, will step down from those roles and from the board of directors as of Thursday, October 5. The board has appointed Steven F. Herbert CEO and elected him as a director. Herbert has served as the company’s chief finance executive since 2002. He also served in that capacity at Resource Bancshares Mortgage Group (“Resource Bancshares”) prior to its acquisition by NetBank in 2002.

Other changes that will coincide with Freeman’s departure include:

•                  Thomas H. Muller, Jr. will assume the role of chairman of the board of directors. Muller has served on the company’s board since the company’s inception. He has also chaired the company’s audit committee since that time.

•                  David W. Johnson, Jr. will become vice chairman. Johnson has been a director since 2002. Johnson formerly served as president and a director of Resource Bancshares.

•                  James P. Gross has been promoted from controller to chief finance executive. Gross has served as controller since 2004. He previously served as director of Financial Planning and Reporting at NetBank and at Resource Bancshares.

“I think a transition in leadership at this point in the company’s life cycle is in the best interest of our shareholders,” says Freeman. “Economic and market conditions have weighed heavily on the company’s performance and impeded our ability to fully execute a number of the strategies we intended. Since the beginning of the year, we have begun to scale back a number of ancillary businesses to direct our more limited resources to the businesses that drive the best return for our shareholders. These efforts will result in a smaller, more streamlined organization with different executive management needs.”

“Doug has contributed greatly to our company over the past five years, and the board appreciates the level of leadership he has provided,” says Muller. “The board believes the company’s core strengths reside in its banking and conforming mortgage activity. Relentless focus on these operations is the surest path to increasing shareholder value. We think Steve is the right person to guide the company through the changes we will make to pare down costs and leverage these businesses more effectively.”

“We believe our bank and conforming mortgage businesses have upside potential, and I am excited about the prospect of leading the company in its next stage of development,” says Herbert. “Our main objective over the next three to six months will be to stabilize the company’s operating profile and return to profitability as quickly as possible. As we mentioned recently, we anticipate announcing a deal to sell the majority of our mortgage servicing portfolio soon. We are also actively exploring alternatives for our non-conforming mortgage business. You will now see us move quickly to execute on needed changes in other lines of business outside of the core banking and mortgage operations. We have a talented base of associates that I believe will support and fully engage in this rapid refocus.”

Additional biographical and professional information on Muller, Johnson, Herbert and Gross is available on the company’s corporate Web site at www.netbankinc.com. The Corporate Governance section of the site includes profiles on all directors and executive officers.

About NetBank, Inc.

NetBank, Inc. (NASDAQ: NTBK) operates with a diverse group of complementary financial services businesses that leverage technology for more efficient and cost effective delivery of services. Its primary areas of operation include personal and small business banking, retail and wholesale mortgage lending, and transaction processing. For more information, please visit www.netbankinc.com.

###

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to: 1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the company’s long-term strategy, such as small business banking and transaction processing services; 4) potential difficulties in integrating the company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults;  8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the company’s litigation over leases originated by Commercial Money Center, Inc.; 10) the company’s ability to consummate in the near term a sale of a majority of its mortgage servicing rights; and/or 11) increased competition and regulatory changes. Further information relating to these and other factors that may impact the company’s results of operations and such forward-looking statements are disclosed in the company’s filings with the SEC, including under the caption “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Except as required by the federal securities laws, the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.